Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

by and among

SEMGROUP CORPORATION

and

THE PURCHASERS NAMED HEREIN

January 16, 2018

This Securities Purchase Agreement contains a number of representations and warranties which the Company and the Purchasers have made to each other as of the date of the Securities Purchase Agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in Securities Purchase Agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, ONLY THE PARTIES TO THIS AGREEMENT SHOULD RELY ON THE REPRESENTATIONS AND WARRANTIES AS CURRENT CHARACTERIZATIONS OF FACTUAL INFORMATION ABOUT THE COMPANY OR ANY PURCHASER.

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		Page
11.11	Counterparts	39
11.12	Entire Agreement; Amendments	39
11.13	No Personal Liability of Directors, Officers, Owners, Etc	40

Schedules

Schedule A	Significant Subsidiaries
Schedule 3.3(b)	Liens

Exhibits

Exhibit A	Form of Certificate of Designations

Annexes

Annex A	Share Allocation
Annex B	Form of Observer Confidentiality Agreement

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SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 16, 2018 by and among SemGroup Corporation, Delaware corporation (the “Company”), WP SemGroup Holdings, L.P., a Delaware limited partnership (the “W Purchaser”), Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (the “C Purchaser”) and the T Purchaser (together with the W Purchaser and the C Purchaser, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 350,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), the rights, preferences and privileges of which are to be set forth in a Certificate of Designations, in the form attached hereto as Exhibit A (the “Certificate of Designations”), which shares of Series A Preferred Stock shall be convertible in certain circumstances into authorized shares of Class A Common Stock (as defined below);

WHEREAS, the Board (as defined below) has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and the Certificate of Designations providing for the transactions contemplated hereby and thereby in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein and therein, and (ii) approved the execution, delivery and performance of this Agreement and the Certificate of Designations and the consummation of the transactions contemplated hereby and thereby in accordance with the DGCL, upon the terms and conditions contained herein and therein; and

WHEREAS, the Purchasers have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with applicable Law (as defined below), upon the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2014 Indenture” means that certain Indenture, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as supplemented by that First Supplemental Indenture dated as of April 7, 2015 and that Second Supplemental Indenture dated as of September 30, 2016 (as otherwise modified or supplemented prior to the date hereof).

“2015 Indenture” means that certain Indenture, dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as supplemented by that First Supplemental Indenture, dated as of September 30, 2016 (as otherwise modified or supplemented prior to the date hereof).

“2017 Indentures” means that certain Indenture, dated as of March 15, 2017, by and among SemGroup Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, and that certain Indenture, dated as of September 20, 2017, by and among SemGroup Corporation, the guarantors party thereto, and Wilmington Trust, National Association, as trustee.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, with respect to the W Purchaser, none of the Company, Affiliates of the Company, any portfolio company of the W Purchaser or any Affiliates of any portfolio company of the W Purchaser (which entities are not otherwise Affiliates of the W Purchaser and would only be deemed Affiliates pursuant to their relationship with one or more portfolio companies of the W Purchaser) shall be considered, or otherwise deemed, Affiliates of the W Purchaser.

“Agreement” shall have the meaning set forth in the preamble.

“Antitrust Laws” shall mean the HSR Act and any foreign antitrust Laws.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. For the avoidance of doubt, prior to conversion of the Shares into Conversion Shares, holders of Shares shall be deemed to have Beneficial Ownership of all shares of Class A Common Stock issuable upon the conversion of such Shares, notwithstanding any conditions, restrictions or limitations on such conversion. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board” shall mean the Board of Directors of the Company.

“Board Observer” shall have the meaning set forth in Section 5.8(a).

“Board Rights Termination Date” shall have the meaning set forth in Section 5.8(a).

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity.

“Capitalization Date” shall have the meaning set forth in Section 3.2(a).

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Class A Common Stock” shall mean the shares of Class A Common Stock, par value $0.01 per share, of the Company or any other Equity Securities of the Company into which such Class A Common Stock shall be reclassified or changed.

“Class B Common Stock” shall mean the shares of Class B Common Stock, par value $0.01 per share, of the Company or any other Equity Securities of the Company into which such Class B Common Stock shall be reclassified or changed.

“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).

“Code” shall have the meaning set forth in Section 5.7.

“Committee” shall have the meaning set forth in Section 5.8(b).

“Company” shall have the meaning set forth in the preamble.

“Company Financial Statements” shall have the meaning set forth in Section 3.7(c).

“Company Indemnified Party” shall have the meaning set forth in Section 9.2.

“Company Notice” shall have the meaning set forth in Section 5.6(f).

“Company Stock Plans” shall mean the SemGroup Corporation Board of Directors Compensation Plan, the SemGroup Corporation Equity Incentive Plan, the SemGroup Employee Stock Purchase Plan and any successors thereto.

“Confidentiality Agreement” shall have the meaning set forth in Section 5.1(b).

“Consent” shall have the meaning set forth in Section 3.6.

“control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of Equity Securities, by contract or otherwise.

“Conversion Shares” shall mean the shares of Class A Common Stock issuable upon the conversion of the Series A Preferred Stock as provided for in this Agreement and the Certificate of Designations.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 30, 2016, by and among SemGroup Corporation, as borrower, the lenders party thereto from time to time, the arrangers and agents party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (as modified or supplemented prior to the date hereof).

“Delaware Court” shall have the meaning set forth in Section 11.5(b).

“Demand Request” shall have the meaning set forth in Section 5.6(f).

“DGCL” shall have the meaning set forth in the recitals.

“Environmental Laws” shall have the meaning set forth in Section 3.12.

“Equity Securities” shall mean, with respect to any Person, (i) shares of Capital Stock of, or other equity or voting interest in, such Person, (ii) any securities convertible into or exchangeable for shares of Capital Stock of, or other equity or voting interest in, such Person, (iii) options, warrants, rights or other commitments or agreements to acquire from such Person, or that obligates such Person to issue, any Capital Stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of Capital Stock of, or other equity or voting interest in, such Person, and (iv) obligations of such Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Capital Stock of, or other equity or voting interest (including any voting debt) in, such Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Form S-3” shall have the meaning set forth in Section 5.6(a).

“GAAP” shall have the meaning set forth in Section 3.7(c).

“Governmental Entity” shall mean any United States or non-United States federal, state or local government, or any agency, bureau, board, commission, department, tribunal or instrumentality thereof or any court, tribunal, or arbitral or judicial body, including the NYSE.

“Holder” or “Holders” shall mean (i) the W Purchaser, so long as the W Purchaser holds Registrable Securities in accordance with the terms of this Agreement and the Certificate of Designations and (ii) any permitted transferee of the W Purchaser that acquires and holds Registrable Securities in accordance with the terms of this Agreement and the Certificate of Designations.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all of the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 9.4.

“Indemnifying Party” shall have the meaning set forth in Section 9.4.

“Indentures” means each of the 2014 Indenture, the 2015 Indenture and the 2017 Indentures.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Section 5.6(m).

“Law” shall have the meaning set forth in Section 3.5.

“Liens” shall have the meaning set forth in Section 3.3.

“Material Adverse Effect” shall mean any fact, circumstance, event, change, effect, occurrence or development (each, a “Change”) that, individually or in the aggregate with all other Changes, has a material adverse effect on or with respect to the business, operations, assets (including intangible assets), liabilities, results of operation or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that a Material Adverse Effect shall not include any Change (by itself or when aggregated or taken together with any and all other Changes): (i) generally affecting the industries in which the Company and its Subsidiaries operate or economic conditions in the United States (including changes in the capital or financial markets generally and changes in the prices of hydrocarbons); (ii) resulting from any outbreak or escalation of hostilities or acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States; (iii) resulting from changes (or proposed changes) in Law or GAAP (or authoritative interpretations thereof); (iv) resulting from changes in the market price or trading volume of the Company’s securities or from the failure of the Company or any of its Subsidiaries to meet projections, forecasts or estimates (it being understood that the causes underlying such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur unless such causes are otherwise excluded from consideration pursuant to this definition); (v) resulting from acts of God (including earthquakes, storms, fires, floods and natural catastrophes); (vi) relating to or arising from the announcement of the execution of this Agreement or the transactions contemplated hereby or the identity of any Purchaser or any such Purchaser’s Affiliates, including the loss of any customers, suppliers or employees; (vii) resulting from compliance with the terms and conditions of this Agreement or the Certificate of Designations by the Company or any of its Subsidiaries or from acts or omissions expressly consented to in writing by the W Purchaser; (viii) relating to the seasonality of the business of the Company or any of its Subsidiaries; or (ix) resulting from any breach of this Agreement by any Purchaser, except to the extent that, with respect to clauses (i), (ii), (iii) and (v), the impact of such Changes is disproportionately adverse to the Company and its Subsidiaries, relative to the impact on other Persons in the industries in which the Company and its Subsidiaries operate.

“NYSE” shall mean the New York Stock Exchange (or its successor); provided, that if the Company moves the principal listing of its Class A Common Stock to the NASDAQ Global Select Market, the NASDAQ Capital Market or any other national securities exchange (or any of their respective successors), “NYSE” shall be deemed to refer to such exchange.

“Observation Period” shall have the meaning set forth in Section 5.8(a).

“Observer Confidentiality Agreement” shall have the meaning set forth in Section 5.8(a).

“Observer Notice” shall have the meaning set forth in Section 5.8(a).

“Organizational Document” shall mean, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Overnight Underwritten Offering” shall mean an underwritten offering that is launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day.

“Participating Majority” shall have the meaning set forth in Section 5.6(g).

“Passive Securities” shall mean (i) the Conversion Shares held by the C Purchaser and the T Purchaser and (ii) any other Equity Security of the Company issued or issuable with respect to any such Conversion Shares held by the C Purchaser or the T Purchaser by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or other transaction.

“Permits” shall have the meaning set forth in Section 3.11.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Preferred Stock” shall have the meaning set forth in Section 3.2(a).

“Purchase Price” shall have the meaning set forth in the Section 2.1.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Adverse Effect” shall have the meaning set forth in the Section 4.3.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 9.1.

“Registrable Securities” shall mean (i) the Conversion Shares held by a Holder and (ii) any other Equity Security of the Company issued or issuable with respect to any such Conversion Shares held by a Holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or other transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a registration statement under the Securities Act with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding or cease to be held by the W Purchaser or one or more of its Affiliates; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Default” shall have the meaning set forth in Section 5.6(d).

“Registration Default Fee” shall have the meaning set forth in Section 5.6(d).

“Registration Default Period” shall have the meaning set forth in Section 5.6(d).

“Registration Expenses” shall mean all fees and expenses incurred in connection with a registration of Registrable Securities, including: (i) all registration, listing, qualification and filing fees (including FINRA filing fees); (ii) fees and expenses of compliance with state securities or “blue sky” laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) fees and disbursements of counsel for the Company; (vi) fees and disbursements of independent public accountants, including the expenses of any audit or “cold comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company; (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties) and (viii) the reasonable fees and disbursements of one counsel for the W Purchaser and any other Holders incurred in connection with such registration.

“Registration Rights Indemnifiable Losses” shall have the meaning set forth in Section 5.6(m).

“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and such Person’s and each such Affiliate’s respective directors, officers, employees, managers, trustees, principals, stockholders, members, general or limited partners, agents and other representatives.

“Requesting Holder” shall have the meaning set forth in Section 5.6(f).

“Rights-of-Way” shall have the meaning set forth in Section 3.10.

“Rule 144” shall have the meaning set forth in Section 4.8(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 3.7(a).

“Securities” shall mean the Shares and the Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in the recitals.

“Shares” shall have the meaning set forth in Section 2.1.

“Significant Subsidiaries” shall mean the Subsidiaries of the Company listed on Schedule A attached hereto.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity (whether incorporated or unincorporated) of which (or in which) more than 50% of (i) the Total Current Voting Power, (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company, or (iii) the beneficial interest in such trust or estate is, in each case with respect to any of the foregoing clauses (i) through (iii), directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“T Purchaser” shall mean, collectively, each of Tortoise Direct Opportunities Fund, LP, a Delaware limited partnership, Tortoise Energy Infrastructure Corporation, a Maryland corporation, Tortoise MLP Fund, Inc., a Maryland corporation, Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation and Tortoise Pipeline & Energy Fund, Inc., a Maryland Corporation.

“Taxes” shall mean any and all taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

“Third-Party Claim” shall have the meaning set forth in Section 9.4.

“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity or its general partner, if such entity is a partnership).

“Transfer” shall have the meaning given to such term in the Certificate of Designations.

“Underwritten Shelf Takedown” shall have the meaning set forth in Section 5.6(e).

“Valid Business Reason” shall have the meaning set forth in Section 5.6(c).

“W Purchaser Group Members” shall have the meaning set forth in Section 5.8(a).

2.    Authorization, Purchase and Sale of the Securities.

2.1    Authorization, Purchase and Sale.

(a)    Subject to and upon the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will, severally, but not jointly, purchase from the Company, at the Closing, the number of shares of Series A Preferred Stock (each, a “Share” and collectively, the “Shares”) set forth next to such Purchaser’s name on Annex A. The purchase price per Share shall be $1,000 and the aggregate purchase price for the Shares (the “Purchase Price”) shall be $350,000,000. The conversion price for each Share initially shall be $33.00, subject to adjustment as provided in the Certificate of Designations.

(b)    Notwithstanding anything in this Agreement to the contrary, prior to the Closing, a Purchaser may assign its rights and obligations under this Agreement, including the right and obligation to acquire any or all of the Shares pursuant to Section 2.1(a), to one or more Affiliates of such Purchaser; provided, that the foregoing shall not relieve such Purchaser from any of its obligations in this Agreement to the extent not fulfilled by an Affiliate to which such obligation is assigned.

2.2    Closing.

(a)    The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue Suite 1100, Dallas, Texas 75201, on the first Business Day that is on, or following, the date on which all of the conditions set forth in Section 6 have been satisfied or duly waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing), or at such other place or such other date as mutually agreed to by the parties hereto (the date on which the Closing occurs, the “Closing Date”).

(b)    At the Closing:

(i)    the Company shall deliver to each Purchaser evidence that the Shares being purchased by such Purchaser have been issued in book-entry form; and

(ii)    each Purchaser shall, severally, but not jointly, deliver, or cause to be delivered, to the Company an amount equal to the portion of the Purchase Price set forth next to such Purchaser’s name on Annex A by wire transfer of immediately available funds to an account or accounts that the Company shall designate at least one (1) Business Day prior to the Closing Date.

3.    Representations and Warranties of the Company. Except as disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement and only as to the extent disclosed therein (but excluding any risk factor disclosures contained in such SEC Reports under the heading “Risk Factors” or any analogous heading (other than statements of historical fact), any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly forward-looking), the Company hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to the Purchasers as follows:

3.1    Organization and Power.

(a)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the Laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as it is presently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)    Each Subsidiary of the Company is validly existing as a corporation, limited liability company, limited partnership or other form of legal entity, as applicable, is in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, as applicable, has the power and authority (corporate or otherwise) to own its property and to conduct its business as it is presently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

3.2    Capitalization.

(a)    As of the date of this Agreement, the authorized shares of Capital Stock or other Equity Securities of the Company consist of (i) 90,000,000 shares of Class A Common Stock, par value $0.01 per share, (ii) 10,000,000 shares of Class B Common Stock, par value $0.01 per share and (iii) 4,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). As of the close of business on January 14, 2018 (the “Capitalization Date”), (i) 78,686,974 shares of Class A Common Stock were issued and outstanding, (ii) zero shares of Class B Common Stock were issued and outstanding and (iii) zero shares of Preferred Stock were issued and outstanding. All issued and outstanding shares of Class A Common Stock are duly authorized, validly issued, fully paid and nonassessable. Since the Capitalization Date, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of the Company’s Capital Stock (other than issuances pursuant to the vesting of any “share award” that had been granted under any Company Stock Plan, or repurchases, redemptions or other acquisitions of Class A Common Stock pursuant to agreements contemplated by a Company Stock Plan).

(b)    Except as set forth in this Section 3.2, as of the date of this Agreement, there are no outstanding Equity Securities of the Company and no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company.

(c)    Upon the Certificate of Designations being filed with and accepted by the Secretary of State of the State of Delaware, (i) the Series A Preferred Stock will be duly authorized and (ii) a sufficient number of Conversion Shares will have been duly authorized for issuance upon any conversion of the Shares into Conversion Shares in accordance with the provisions of this Agreement and the Certificate of Designations. If and when any Conversion Shares are issued in accordance with the provisions of this Agreement and the Certificate of Designations, all such Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.3    Ownership of Significant Subsidiaries. All of the outstanding shares of Capital Stock of each Significant Subsidiary (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Significant Subsidiary), and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Significant Subsidiary) and non-assessable (except as such non-assessability may be affected by applicable Law), and (b) are wholly owned, directly or indirectly, by the Company, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (“Liens”), except restrictions on transferability in the Organizational Documents of such Significant Subsidiary or except as set forth on Schedule 3.3(b). Other than the Significant Subsidiaries, as of the date hereof, the Company has no direct or indirect ownership interest in any Person other than the Significant Subsidiaries that would be deemed a “significant subsidiary” of the Company as such term is defined in Rule 405 under the Securities Act.

3.4    Authorization. The Company has all requisite corporate power to enter into this Agreement and the Certificate of Designations, to consummate the transactions contemplated hereby and thereby and to carry out and perform its obligations hereunder and thereunder. All corporate action on the part of the Company, its officers and directors necessary for the authorization of the Securities and the authorization, execution, delivery and performance of this Agreement and the Certificate of Designations has been taken. The execution, delivery and performance of this Agreement and the Certificate of Designations, the issuance of the Shares and the issuance of the Conversion Shares upon any conversion of the Shares, in each case in accordance with the terms of this Agreement and the Certificate of Designations, and the consummation of the other transactions contemplated hereby and thereby, do not require any approval of the Company’s stockholders. Upon (i) the execution by the Company and the Purchasers of this Agreement, and assuming this Agreement constitutes the legal, valid and binding obligation of the Purchasers, and (ii) the Certificate of Designations being filed with and accepted by the Secretary of State of the State of Delaware, each of this Agreement and the Certificate of Designations will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

3.5    No Conflict. The execution, delivery and performance by the Company of this Agreement and the Certificate of Designations, the issuance of the Shares in accordance with this Agreement, the issuance of the Conversion Shares upon any conversion of the Shares in accordance with this Agreement and the Certificate of Designations and the consummation of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws of the Company, or, upon the Certificate of Designations being filed with and accepted by the Secretary of State of the State of Delaware, the Certificate of Designations, (ii) subject to the matters referred to in Section 3.6, result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require any consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any mortgage, contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Liens upon any of the properties, assets or rights of the Company or any of its Subsidiaries, or (iii) subject to (A) the accuracy of the representations and warranties made by the Purchasers in Section 4 and (B) the matters referred to in Section 3.6, conflict with or violate any applicable law, statute, code, ordinance, rule, regulation, or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law (collectively, “Laws” and each, a “Law”) or any judgment, order, injunction or decree issued by any Governmental Entity, except, in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent or materially delay or hinder the ability of the Company to perform its obligations under this Agreement or the Certificate of Designations.

3.6    Consents. No consent, approval, order, waiver or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity is required on the part of the Company or its Subsidiaries in connection with (a) the execution, delivery or performance of this Agreement or the Certificate of Designations or the consummation of the transactions contemplated hereby and thereby, (b) the issuance of the Shares in accordance with this Agreement, or (c) the issuance of the Conversion Shares upon any conversion of the Shares in accordance with the terms of this Agreement and the Certificate of Designations, other than (i) the Certificate of Designations being filed with and accepted by the Secretary of State of the State of Delaware, (ii) those to be obtained in connection with the registration of the resale of the Conversion Shares under the Securities Act, any related Consents under applicable state securities Laws, any other Consents under any federal or state securities Laws, including compliance with any applicable requirements of the Securities Act or the Exchange Act, and (iii) such Consents the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent or materially delay or hinder the ability of the Company to perform its obligations under this Agreement or the Certificate of Designations.

3.7    SEC Reports; Financial Statements.

(a)    The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) collectively referred to herein as the “SEC Reports”).

(b)    As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    The historical financial statements of the Company and its Subsidiaries included in the SEC Reports, together with the related notes (the “Company Financial Statements”), present fairly in all material respects the consolidated financial position of the Company (including its Subsidiaries), as of and at the dates indicated, and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(d)    The Company’s principal executive officer and its principal financial officer have (i) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, and have evaluated such system at the times required by the Exchange Act and in any event no less frequently than at reasonable intervals and (ii) disclosed to the Company’s management, auditors and the audit committee of the Board all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be included in the Company’s periodic reports under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are sufficient to ensure that the Company’s principal executive officer and its principal financial officer are made aware of such material information required to be included in the Company’s periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(e)    The Company is eligible to register the resale of the Registrable Securities by the W Purchaser using Form S-3 promulgated under the Securities Act.

(f)    There is and has been no failure on the part of the Company or the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith, in each case that are effective and applicable to the Company.

3.8    Litigation. As of the date hereof, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than (i) proceedings accurately described in all material respects in the SEC Reports and (ii) proceedings that would not reasonably be expected to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.

3.9    Title to Properties. The Company and each of its Subsidiaries, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the SEC Reports as being owned by them, in each case free and clear of all Liens except (i) as described in the SEC Reports, (ii) under the Credit Agreement or the Indentures and (iii) for any Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10    Rights of Way. The Company and each of its Subsidiaries, directly or indirectly, have such consents, easements, rights-of-way, permits or licenses from each Person (collectively, “Rights-of-Way”) as are necessary to conduct their businesses in the manner described, and subject to any limitations described, in the SEC Reports, except for such Rights-of-Way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.11    Permits. The Company and each of its Subsidiaries, directly or indirectly, have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable Law to own their respective properties and conduct their respective businesses in the manner described in the SEC Reports, except for any failures to have a Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any revocation, modification or nonrenewal of any such Permits that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect if so revoked, modified or not renewed.

3.12    Environmental Compliance. (i) The Company and each of its Subsidiaries are, and at all times prior to the date of this Agreement and the Closing Date have been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Entity, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all Permits required by Environmental Laws to conduct their respective businesses, and (ii) neither the Company nor any of its Subsidiaries has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such instances of non-compliance with Environmental Laws, failures to receive required Permits or other approvals or liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as accurately described in all material respects in the SEC Reports, (x) There are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries under Environmental Laws in which a Governmental Entity is also a party that would reasonably be expected to have a Material Adverse Effect, (y) neither the Company nor any of its Subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company or any of its Subsidiaries, and (z) neither the Company nor any of its Subsidiaries anticipates material capital expenditures relating to Environmental Laws.

3.13    Tax Returns. The Company and each of its Subsidiaries have filed all federal, state, local and foreign Tax returns required to be filed through the date of this

Agreement and the Closing Date (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all Taxes required to be paid by them and any other assessments, fines or penalties levied against any of them in respect of Taxes, to the extent any of the foregoing are due and payable, except for (a) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect or (b) any such Tax payment, assessment, penalty or fine that is currently being contested in good faith by appropriate proceedings.

3.14    Absence of Certain Changes. Except as set forth in the SEC Reports, since September 30, 2017, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects and there has not been any Change which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.15    No Registration Required. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4, the issuance and sale of the Shares to the Purchasers pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf, has taken, or will take, any action hereafter that would cause the loss of such exception.

3.16    No Registration Rights. Except for such rights that have been waived or as expressly set forth in this Agreement, neither the offering nor sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Equity Securities of the Company. The Company has not granted registration rights to any Person other than the W Purchaser that would provide such Person priority over the W Purchaser’s rights with respect to any registration pursuant to Section 5.6(j).

3.17    No Defaults. Neither the Company nor any of its Subsidiaries is in (a) violation of its Organizational Documents, (b) violation of any Law or (c) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of each of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.18    No Distribution Restrictions. None of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s Equity Securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except for such prohibitions mandated by the Laws of each such Subsidiary’s state of formation, applicable Organizational Documents, the Credit Agreement and the Indentures.

3.19    Brokers. The Company has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Purchasers could be required to pay.

3.20    NYSE. Shares of the Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE, and there is no action pending by the Company or any other Person to terminate the registration of the Class A Common Stock under the Exchange Act or to delist the Class A Common Stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is currently contemplating terminating such registration or listing. The issuance and sale of the Shares and the issuance of the Conversion Shares do not and will not contravene NYSE rules or regulations.

3.21    Investment Company Act. The Company is not, nor immediately after the Company’s receipt of the Purchase Price from the Purchasers will the Company be, an “investment company” within the meaning of, and required to be registered under, the Investment Company Act of 1940, as amended.

3.22    No Other Representations and Warranties. Except for the representations and warranties contained in Section 3 and any schedules or certificates delivered in connection herewith, the Company makes no other representation or warranty, express or implied, written or oral, and hereby, to the maximum extent permitted by applicable Law, disclaims any such representation or warranty, whether by the Company or any other Person, with respect to the Company or with respect to any other information (including, without limitation, pro forma financial information, financial projections or other forward-looking statements) provided to or made available to the Purchasers or any of their respective Representatives in connection with the transactions contemplated hereby.

4.    Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, severally and not jointly, as of the date hereof and as of the Closing Date, to the Company as follows:

4.1    Organization. Such Purchaser is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

4.2    Authorization and Power. Such Purchaser has all requisite corporate, limited liability company or limited partnership, as applicable, power to enter into this Agreement, to consummate the transactions contemplated hereby and to carry out and perform its obligations hereunder. All corporate, limited liability company or limited partnership, as applicable, action on the part of such Purchaser or the holders of the Capital Stock or other Equity Securities of such Purchaser necessary for the authorization, execution, delivery and performance of this Agreement has been taken. Upon the execution by such Purchaser and the Company of this Agreement, and assuming that this Agreement constitutes the legal, valid and binding obligation of each other Purchaser and of the Company, this Agreement will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

4.3    No Conflict. The execution, delivery and performance of this Agreement by such Purchaser, the issuance of the Shares set forth next to such Purchaser’s name on Annex A in accordance with this Agreement, the issuance of the Conversion Shares upon any conversion of the Shares set forth next to such Purchaser’s name on Annex A, in each case in accordance with this Agreement and the Certificate of Designations, and the consummation of the other transactions contemplated hereby and thereby do not and will not (a) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational documents of such Purchaser, (b) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or require any consent under, any material contract binding upon such Purchaser or (c) subject to the matters referred to in Section 4.4, conflict with or violate any applicable Laws or any judgment, order, injunction or decree issued by any Governmental Entity, except, in the case of each of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to materially delay or hinder the ability of such Purchaser to perform its obligations under this Agreement (with respect to such Purchaser, a “Purchaser Adverse Effect”).

4.4    Consents. No Consent of any Governmental Entity is required on the part of such Purchaser in connection with (a) the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, (b) the issuance of the Shares in accordance with this Agreement or (c) the issuance of the Conversion Shares upon any conversion of the Shares set forth next to such Purchaser’s name on Annex A, in each case in accordance with this Agreement and the Certificate of Designations, other than (i) those to be obtained in connection with the registration of the resale of the Conversion Shares under the Securities Act, (ii) any related Consents under applicable state securities Laws and any other Consents under any federal or state securities Laws, including compliance with any applicable requirements of the Securities Act or the Exchange Act, and (iii) such Consents the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Purchaser Adverse Effect.

4.5    Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company could be required to pay.

4.6    Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities that it is acquiring for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of such Securities in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act. Such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities that it is acquiring.

4.7    Investor Status. Such Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities that it is acquiring for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to receive information from, and to ask questions of and receive answers from the management of, the Company concerning this investment so as to allow it to make an informed investment decision prior to its investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. The W Purchaser further certifies and represents that the “person,” as defined in 16 C.F.R. § 801.1(a)(1) of the rules promulgated under the HSR Act, within which the W Purchaser is included, does not have total assets or annual net sales of $16.2 million or more as determined in accordance with the HSR Act.

4.8    Securities Not Registered.

(a)    Such Purchaser understands that none of the Securities have been approved or disapproved by the SEC or by any state securities commission nor have the Securities been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities being acquired by such Purchaser must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 under the Securities Act (“Rule 144”) (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(b)    Such Purchaser understands that the Securities shall be subject to the restrictions contained herein and in the Certificate of Designations.

(c)    Such Purchaser understands that the Securities, and any securities issued in respect thereof or in exchange therefor, may bear one or all of the legends set forth in the Certificate of Designations.

4.9    Financing. Such Purchaser has, or by the Closing will have, an amount of cash sufficient to enable it to consummate the transactions contemplated hereunder on the terms and conditions set forth in this Agreement.

4.10    Equity Securities of the Company and its Subsidiaries. Except as previously disclosed on Schedule 13F or Schedule 13G, neither such Purchaser nor any of its Affiliates Beneficially Owns any Equity Securities of the Company or any of its Subsidiaries.

4.11    Non-Reliance. Neither such Purchaser nor any of its Representatives has relied or is relying on any representation or warranty, express or implied, written or oral, made by the Company or any of its Representatives, except those representations and warranties expressly set forth in Section 3 or in any schedule or certificate delivered in connection herewith. Neither the Company nor any of its Representatives will have or be subject to any liability or indemnification obligation to such Purchaser or any other Person resulting from any other express or implied representation or warranty with respect to the Company, unless any such information is expressly included in a representation or warranty contained in Section 3 or in any schedule or certificate delivered in connection herewith.

5.    Covenants.

5.1    Consents and Filings; Further Assurances.

(a)    Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Certificate of Designations as promptly as practicable, including to (i) obtain from Governmental Entities and other Persons all Consents necessary for the consummation of the transactions contemplated by this Agreement and the Certificate of Designations, (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Law and (iii) execute and deliver any additional instruments, and take any further actions, reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Certificate of Designations; provided, that in no event shall any Purchaser or any of its Affiliates or any portfolio company of any of them be required to divest, dispose of or hold separate any of its assets, properties or businesses in connection with obtaining such Consents or avoiding an injunction or order under any Antitrust Law or competition or trade regulation Law.

(b)    Each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates or Representatives receives from any Governmental Entity relating to the matters that are the subject of this Agreement or the Certificate of Designations, and permit the other parties to review in advance any proposed communication (but excluding, for the sake of clarity, filings themselves) by such party to any Governmental Entity. None of the parties shall agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend and participate at such meeting. The Company and the Purchasers shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing; provided, that the W Purchaser shall only be required to provide the cooperation contemplated by this sentence to the Company, but not to the other Purchasers and subject to the terms of the confidentiality agreement between the Company and the W Purchaser, dated as of December 20, 2017 (the “Confidentiality Agreement”). Subject to the Confidentiality Agreement, each of the Company, on the one hand, and the Purchasers, on the other hand, shall provide the other party with copies of all correspondence or communications (but excluding, for the sake of clarity, filings themselves) between it or any of its Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby; provided, that the W Purchaser shall only be required to provide copies of such correspondence and communications to the Company, but not to the other parties hereto, and subject to the terms of the Confidentiality Agreement.

(c)    The Purchasers and the Company shall cooperate with each other and with each other’s respective Representatives and, generally, do such other reasonable acts and things in good faith as may be reasonably necessary to effectuate the transactions contemplated by this Agreement and the Certificate of Designations, subject to the terms and conditions hereof and thereof and compliance with applicable Law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other party hereto in complying with the terms hereof and thereof.

5.2    Shares of Class A Common Stock Issuable Upon Conversion. From and after the Closing, the Company shall at all times have authorized and available for issuance such number of shares of Class A Common Stock as shall be from time to time sufficient to permit the conversion in full of the outstanding Shares into Conversion Shares, including as may be adjusted for share splits, combinations or other similar transactions as of any date of determination.

5.3    Form 8-K. The Company shall, promptly following the date hereof (but in any event within the time period required by the rules and regulations of the SEC), file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby.

5.4    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the Closing Date;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing Date; and

(c)    so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the SEC’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

5.5    Listing of Conversion Shares. The Company will use its commercially reasonable efforts to obtain and maintain approval for listing, subject to notice of issuance, of the Conversion Shares on the NYSE.

5.6    Registration Rights.

(a)    The Company shall use reasonable best efforts to file a Form S-3 or any similar short-form registration statement that may be available at such time (as amended or supplemented and including any replacements thereof, the “Form S-3”) to register the resale of the Registrable Securities and the Passive Securities and to have such Form S-3 declared effective not later than the 18-month anniversary of the Closing Date.

(b)    The Company shall use reasonable best efforts maintain the effectiveness of the Form S-3 until the earlier of (i) two (2) years after the date on which any of the W Purchaser’s Shares are first converted into Conversion Shares and (ii) the date on which no Registrable Securities remain outstanding; provided, however, that the Company shall use reasonable best efforts to maintain the effectiveness of the Form S-3 during all periods (before or after the two (2) year period set forth in clause (i) above) during which the W Purchaser (A) is deemed to be an affiliate of the Company pursuant to Rule 144 or (B) together with its Affiliates, owns more than 5% of the Company’s Class A Common Stock (including the Shares of Class A Common Stock any such Person would own on an as-converted basis if all Shares owned by such Person were converted to Class A Common Stock on the relevant date of determination (whether or not such Shares are actually convertible under the Certificate of Designations)).

(c)    If, in the judgment of outside counsel to the Company, the filing, initial effectiveness or continued use of the Form S-3 would require disclosure of information not otherwise then required by Law to be publicly disclosed and, in the good faith judgment of the Board, such disclosure is reasonably likely to materially and adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or any of its Subsidiaries or otherwise have a material and adverse effect on the Company (such good faith judgment, a “Valid Business Reason”), the Company may postpone or withdraw a filing of a Form S-3, or delay use of an effective Form S-3 until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right, or its right to suspend the Holders’ right to require the Company to conduct an Underwritten Shelf Takedown pursuant to Section 5.6(e), for a total of more than 20 consecutive days at any one time or 40 days, in the aggregate, in any period of 365 consecutive days; and the Company shall give notice to the W Purchaser of its determination to postpone or withdraw a Form S-3 and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. In the event the Company exercises its rights under this Section 5.6(c), the W Purchaser shall suspend, immediately upon its receipt of the notice referred to above, its use of the prospectus relating to the Form S-3 in connection with any sale or offer to sell Registrable Securities, and shall further keep confidential (i) the Company’s exercise of its rights under this Section 5.6(c) and (ii) the W Purchaser’s suspension of its use of the prospectus relating to the Form S-3.

(d)    In the event that (i) the Form S-3 has not become effective or been declared effective by the SEC on or before the date on which such Form S-3 is required to become or be declared effective pursuant to Section 5.6(a) or (ii) the Form S-3 is filed and declared effective but (A) shall thereafter either be withdrawn by the Company, (B) shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Form S-3 (except as specifically permitted herein, including, with respect to any Form S-3, during any applicable suspension period in accordance with the last sentence of Section 5.6(c) or if no Registrable Securities exist) without being succeeded by an additional Form S-3 filed and declared effective within three Business Days after the predecessor Form S-3 ceased to be effective or (C) shall be suspended for a Valid Business Reason for a number of days in excess of the periods specified in Section 5.6(c) (each such event referred to in clauses (i) and (ii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages (which liquidated damages will not be exclusive of any other remedies available in equity, including, without limitation, specific performance), and not as a penalty, for such Registration Default, the Company shall pay to the W Purchaser an aggregate amount equal to (i) 0.25% of the Purchase Price per 30-day period for the first 60 days of such Registration Default Period; plus (ii) 0.50% of the Purchase Price per 30-day period for the next 60 days of such Registration Default Period; plus (iii) 0.75% of the Purchase Price per 30-day period for the next 60 days of such Registration Default Period; plus (iv) 1.00% of the Purchase Price upon completion of each subsequent 30-day period of such Registration Default Period (such aggregate amount, the “Registration Default Fee”); provided, however, that in no event shall the Registration Default Fee paid by the Company pursuant to this Section 5.6(d) exceed 2.50% of the Purchase Price.

(e)    Any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in a firm commitment underwritten offering that is registered pursuant to the Form S-3 (each, an “Underwritten Shelf Takedown”); provided, however, that in the case of each such Underwritten Shelf Takedown, such Holder or Holders will be entitled to make such demand only if the sale of Registrable Securities in the offering (before the deduction of underwriting discounts) is reasonably expected to generate gross proceeds of at least $75 million. Subject to the other limitations contained in this Agreement, the Company will not be obligated hereunder to effect (i) an Underwritten Shelf Takedown within 90 days after the closing of any underwritten offering by the Company or of any previous Underwritten Shelf Takedown and (ii) more than a total of two Underwritten Shelf Takedown offerings pursuant to this Agreement, provided, however, that such limitation shall not apply to Overnight Underwritten Offerings or any non-marketed underwritten offerings. Notwithstanding the foregoing, subject to the limitations set forth in Section 5.6(c), if the Company is conducting or actively pursuing a securities offering with anticipated offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend the Holders’ right to require the Company to conduct an Underwritten Shelf Takedown pursuant to this Section 5.6(e).

(f)    All requests (a “Demand Request”) for Underwritten Shelf Takedowns shall be made by the Holder or Holders making such request (the “Requesting Holder”) by giving written notice to the Company. Each Demand Request shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range of such Underwritten Shelf Takedown. Within three Business Days after receipt of any Demand Request, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days after sending the Company Notice.

(g)    In reasonable consultation with the Participating Majority, the Company shall select one or more nationally prominent firms of investment bankers reasonably acceptable to the Participating Majority to act as the lead managing underwriter or underwriters in connection with each Underwritten Shelf Takedown. All Holders proposing to distribute their securities through such Underwritten Shelf Takedown shall enter into an underwriting agreement with such underwriter or underwriters in accordance with Section 5.6(i). The “Participating Majority” shall mean, with respect to any particular Underwritten Shelf Takedown, the Holder(s) of a majority of the Registrable Securities requested to be included in such Underwritten Shelf Takedown. The Company will ensure that members of senior management fully cooperate with the underwriter(s) in connection with the Underwritten Shelf Takedown and make themselves available to participate in all of the due diligence and marketing processes in connection with the Underwritten Shelf Takedown as recommended by the underwriter(s) and providing any additional information recommended by the underwriter(s) (in addition to the minimum information required by Law in any prospectus relating to the Underwritten Shelf Takedown), including but not limited to any information necessary to ensure the delivery of customary auditor’s “comfort letters” and opinions of counsel of the Company.

(h)    If the managing underwriters for an Underwritten Shelf Takedown advise the Company and the participating Holders in writing that, in their opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities then owned by such Holders. The Company shall prepare preliminary and final prospectus supplements for use in connection with the Underwritten Shelf Takedown, containing such additional information as may be reasonably requested by the underwriter(s).

(i)    If requested by the underwriters for an Underwritten Shelf Takedown, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be form and substance (including with respect to representations and warranties by the Company) as is customarily given by the Company to underwriters in an underwritten public offering, and to contain indemnities to the effect and to the extent provided in this Section 5.6. The Holders of Registrable Securities participating in the Underwritten Shelf Takedown shall be parties to such underwriting agreement; provided, however, that no such Holder shall be required to (i) make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all Liens, (B) such Holder’s power and authority to effect such transfer and (C) such matters pertaining to compliance with securities Laws as may be reasonably requested or (ii) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in this Section 5.6. No Holder may participate in the Underwritten Shelf Takedown unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such participating Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.

(j)    Each time the Company proposes to register any of its Equity Securities under the Securities Act for sale to the public for its own account (other than in connection with any at-the-market offering or similar continuous offering program) and/or for another Person (including, but not limited to, any Holder) and the form of registration statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than 30 days prior to the anticipated filing date, or two Business Days in the case of an Overnight Underwritten Offering or similar “bought deal”), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Securities in such registration statement, subject to the limitations contained in Section 5.6(k) hereof; provided, however, that no such notice shall be delivered in respect of an Overnight Underwritten Offering initiated by a Holder pursuant to Section 5.6(e), and no other Holders shall have rights to include Registrable Securities in such an offering pursuant to this Section 5.6(j). Each Holder who desires to have its or his Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 20 days (or one Business Day in the case of an Overnight Underwritten Offering or similar “bought deal”) after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 5.6(j) by giving written notice to the Company of such withdrawal. Subject to Section 5.6(k) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other Equity Securities originally proposed to be registered. For the avoidance of doubt, any registration or offering pursuant to this Section 5.6(j) shall not be considered an Underwritten Shelf Takedown for purposes of Section 5.6(e).

(k)    With respect to any registration pursuant to Section 5.6(j), if the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the registration statement will materially and adversely affect the price or success of the offering, the Company will be obligated to include in the registration statement (after all Equity Securities for its own account), as to each Requesting Holder, only a portion of the Equity Securities such Holder has requested be registered equal to the product of: (i) the ratio which the Equity Securities of the Company owned by such Holder bears to the total number of Equity Securities of the Company owned by all Persons (including Holders) who have requested that their Equity Securities be included in such registration statement (pursuant to this Agreement or other contractual registration rights); and (ii) the maximum number of Equity Securities that the managing underwriter advises may be sold in an offering covered by the registration statement without materially and adversely affect the price or success of the offering. If, as a result of the provisions of this Section 5.6(k), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such registration statement. No Person may participate in any registration statement pursuant to Section 5.6(j) unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to (A) make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Person’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (2) such Person’s power and authority to effect such transfer and (3) such matters pertaining to compliance with securities laws as may be reasonably requested or (B) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in this Section 5.6.

(l)    The Registration Expenses for the Form S-3 and each registration shall be borne by the Company. It is acknowledged by the W Purchaser and each other Holder that it shall be responsible for all commissions, underwriting discounts or brokerage fees, and any transfer taxes, if any, in respect of Registrable Securities sold by it.

(m)    In the event of any registration of the resale of any Registrable Securities under the Securities Act pursuant to this Section 5.6, the Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Holder and its Affiliates and Representatives from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Registration Rights Indemnifiable Losses”), insofar as such Registration Rights Indemnifiable Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the resale of such securities was registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities (any “Issuer Free Writing Prospectus”) utilized in connection therewith, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Registration Rights Indemnifiable Loss as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Registration Rights Indemnifiable Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein.

(n)    The W Purchaser (in its capacity as a Holder) shall, and shall ensure that any other Person deemed to be a Holder pursuant to clause (ii) of the definition thereof agrees to, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.6(m)), to the extent permitted by Law, the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its Representatives by or on behalf of such Holder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Registration Rights Indemnifiable Loss as such expenses are incurred; provided, however, that the aggregate amount that any such Holder shall be required to pay pursuant to this Section 5.6(n) and Sections 5.6(o) and 5.6(p), shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim.

(o)    Any Person entitled to indemnification under this Section 5.6 promptly shall notify the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.6, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 5.6, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability that it may have to any such Person otherwise than under this Section 5.6. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Without the written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, whether or not the indemnified party is an actual or potential party to such action or claim, unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(p)    If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under any of Sections 5.6(m), 5.6(n), or

5.6(o), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Registration Rights Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.6(p) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 5.6(p). The amount paid or payable in respect of any Registration Rights Indemnifiable Loss shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Registration Rights Indemnifiable Loss. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 5.6(p) to the contrary, no indemnifying party other than the Company shall be required pursuant to this Section 5.6(p) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Registration Rights Indemnifiable Losses of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 5.6(n) and 5.6(o).

(q)    The indemnity and contribution agreements contained in this Section 5.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to Law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

5.7    Tax Treatment. Absent a change in Law or a contrary determination (as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Purchasers and the Company agree not to treat the Series A Preferred Stock (based on its terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income tax purposes, and shall not take any position inconsistent with such treatment.

5.8    Board Observation Right.

(a)    Beginning on the Closing Date and ending on the date that the W Purchaser and its Affiliates (collectively, the “W Purchaser Group Members”) no longer own at least 50% of the Series A Preferred Stock issued to the W Purchaser Group Members on the Closing Date (the “Board Rights Termination Date” and such period from the Closing Date to the Board Rights Termination Date, the “Observation Period”), the Company hereby grants the W Purchaser the option and right, exercisable at any time during the Observation Period by delivering a written notice of such appointment to the Company (the “Observer Notice”), to nominate a single representative (the “Board Observer”), to attend all meetings (including, without limitation, telephonic meetings) of the full Board during the Observation Period in a non-voting, observer capacity. The initial nominee shall be John Rowan. The W Purchaser’s selection of the individual to serve as the initial Board Observer, or any subsequent Board Observer, is subject (i) to the approval by the Board (such approval not to be unreasonably withheld, conditioned or delayed); provided, that if the Board does not approve the appointment of an individual nominated by the W Purchaser by rejecting such individual or failing to act within 30 days, then the W Purchaser may nominate two additional individuals who are investment professionals employed by Warburg Pincus LLC or one of its Affiliates and the Board shall appoint one such individual to serve as a Board Observer within 30 days following such nomination (and, if the Board fails to do so, W Purchaser may select one of the two individuals), and (ii) to the execution and delivery by such individual of a confidentiality agreement in the form attached hereto as Annex B (the “Observer Confidentiality Agreement”).

(b)    The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. The Board Observer shall be provided access to all Board materials and information as provided on the same terms and in the same manner as provided to the other members of the Board. The Board Observer shall have the right to attend any executive sessions of the Board. The presence of the Board Observer shall not be required for purposes of establishing a quorum. For the avoidance of doubt, the Board Observer shall have no right to receive notice of or attend any meeting of any committee of the full Board (each, a “Committee”) or be provided with material in respect thereof; provided, however, that the Board Observer shall have the right to receive notice of and attend any meeting of any committee of the full Board established for the purpose of considering, reviewing, evaluating or negotiating proposals for strategic transactions or alternatives.

(c)    The Company shall (i) give the Board Observer notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with access to all materials and other information (including, without limitation, access to minutes of meetings or written consents of the full Board) given to the members of the Board in connection with such meetings or actions taken by written consent at the same time and in the same manner such materials and information are furnished to such members of the Board, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as a member of the Board.

(d)    The W Purchaser shall, and shall cause the Board Observer to, (x) maintain the confidentiality of all non-public information and proceedings of the Board and (y) use such information only for the purposes of monitoring, reviewing and analyzing the investment by the W Purchaser in the Company, in each case subject to and in accordance with the Observer Confidentiality Agreement. The W Purchaser shall be responsible for any breach of this Section 5.8(d) or the Observer Confidentiality Agreement by the Board Observer or any W Purchaser Group Member.

(e)    Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Company reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith, that (i) such exclusion is, based on the advice of counsel, reasonably necessary to preserve the attorney-client or work product privilege between the Company and its counsel (provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion); (ii) such material or meeting or portion thereof relates to the Company’s or any of its Affiliates’ relationship, contractual or otherwise, with the W Purchaser or any its Affiliates or any actual or potential transaction between or involving the Company or any of its Affiliates and the W Purchaser or any of its Affiliates; or (iii) such exclusion is reasonably necessary to avoid a conflict of interest. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board Observer must notify the Board of any conflicts of interest between the Board Observer or the W Purchaser or any of his, her or its respective Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, and if such conflict of interest is to be discussed at a meeting of the Board, the Board Observer shall recuse himself or herself from any discussions regarding such matters. The W Purchaser shall be responsible for any breach of this Section 5.8(e) by the Board Observer.

(f)    From and after the Board Rights Termination Date, the rights of the W Purchaser in Sections 5.8(a), (b) and (c) shall cease. The rights of the W Purchaser in Sections 5.8(a), (b) and (c) are not transferrable or assignable.

(g)    For the avoidance of doubt, the Board Observer in its capacity as a Board Observer shall have (i) no fiduciary duty to the Company and (ii) no obligations to the Company under this Agreement, except as described herein and in the Observer Confidentiality Agreement.

(h)    The Company shall reimburse the Board Observer for all reasonable and documented out-of-pocket expenses incurred in connection with such Board Observer’s participation in the meetings of the Board or any committee of the Board, including all reasonable and documented travel, lodging and meal expenses, consistent with the Company’s expense reimbursement policies that apply to non-executive directors serving on the Board.

5.9    Cooperation. Following the Closing, upon request of any Purchaser, (a) the Company shall use its commercially reasonable efforts to cause the Shares held by such Purchaser to be (i) rendered eligible for book-entry delivery through The Depositary Trust Company in connection with such transfer, and (ii) assigned a valid CUSIP number in accordance with the applicable rules and procedures of the CUSIP Service Bureau, in each case, as soon as reasonably practicable, but in any event, within 15 days following the receipt by the Company of written request therefor in accordance with this Section 5.9 and (b) the Company shall use its commercially reasonable efforts to assist in any pledge of Securities made by such Purchaser in compliance with to the Certificate of Designations.

6.    Conditions Precedent.

6.1    Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of the Purchasers to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares pursuant to this Agreement, is subject to the satisfaction, or due waiver in writing by the W Purchaser, of the following conditions precedent:

(a)    the Certificate of Designations shall have been filed with and accepted by the Secretary of State of the State of Delaware;

(b)    the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(c)    the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.19 and 3.21 or other representations that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date);

(d)    Gibson, Dunn & Crutcher LLP, counsel to the Company, shall have provided each of the Purchasers with its legal opinion, in substantially the form previously provided to the Purchasers;

(e)    the Company shall have delivered to each of the Purchasers a certified copy of the Certificate of Designations as certified by the Delaware Secretary of State at or prior to the Closing Date;

(f)    the Company shall have delivered to each of the Purchasers a certificate, in form acceptable to the W Purchaser, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Board in connection with the transactions contemplated hereby, (ii) the Certificate of Incorporation of the Company and the Certificate of Designations and (iii) the bylaws of the Company, each as in effect at the Closing

(g)    the Company shall have delivered to each of the Purchasers a certificate, dated the Closing Date and executed by a duly authorized officer, to the effect that the conditions set forth in Sections 6.1(b) and (c) have been satisfied;

(h)    the NYSE shall have authorized, upon official notice of issuance, the listing of the Conversion Shares;

(i)    no notice of delisting from the NYSE shall have been received by the Company with respect to the Class A Common Stock; and

(j)    the consummation of the Closing shall not have been enjoined or prohibited by applicable Law and no proceeding by any Governmental Entity, challenging the transactions contemplated by this Agreement and the Certificate of Designations shall have been initiated or threatened.

6.2    Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchasers the Shares pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

(a)    the Certificate of Designations shall have been filed with and accepted by the Secretary of State of the State of Delaware;

(b)    the Purchasers shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Dates;

(c)    the representations and warranties of each of the Purchasers contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or by Purchaser Adverse Effect, which, in each case, shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date);

(d)    each of the Purchasers shall have delivered to the Company a separate certificate, dated the Closing Date and executed by a duly authorized officer of such Purchaser, to the effect that the conditions set forth in Sections 6.2(b) and (c) have been satisfied; and

(e)    the consummation of the Closing shall not have been enjoined or prohibited by applicable Law and no proceeding by any Governmental Entity challenging the transactions contemplated by this Agreement and the Certificate of Designations shall have been initiated or threatened.

7.    Transfer Restrictions. No Purchaser may Transfer any Securities, except in accordance with the terms of the Certificate of Designations. Any purported Transfer of Securities in violation of the Certificate of Designations shall be void ab initio, and neither the Company nor such Purchaser shall recognize the same, and the Company shall not record such purported Transfer on its books or treat the purported transferee as the owner of any such Securities for any purpose.

8.    Legends; Securities Act Compliance. The Shares and the Conversion Shares or the notice sent to any stockholder of the Company of Shares in book-entry form will bear a legend conspicuously thereon as provided in the Certificate of Designations.

9.    Indemnification.

9.1    Indemnification by the Company. The Company agrees to indemnify each of the Purchasers and their respective Representatives (each, a “Purchaser Indemnified Party” and, collectively, the “Purchaser Indemnified Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or resulting from (a) the failure of any of the representations or warranties made by the Company contained in this Agreement or any certificate delivered pursuant to this Agreement to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct in all respects) or (b) the breach of any covenants of the Company contained in this Agreement; provided, that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty set forth in Section 11.1; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Indemnified Party shall have delivered written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made. No Purchaser Indemnified Party shall be entitled to recover special, indirect, exemplary, speculative or punitive damages under this Section 9.1; provided, however, that such limitation shall not prevent any Purchaser Indemnified Party from recovering under this Section 9.1 for any such damages to the extent that such damages are direct damages in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

9.2    Indemnification by the Purchasers. Each Purchaser agrees to, severally and not jointly, indemnify the Company and its Representatives (each a “Company Indemnified Party” and, collectively, the “Company Indemnified Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or resulting from (a) the failure of any of the representations or warranties made by such Purchaser contained in this Agreement or any certificate delivered pursuant to this Agreement to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct in all respects) or (b) the breach of any of the covenants of such Purchaser contained in this Agreement; provided, that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Indemnified Party shall have delivered written notice (stating in reasonable detail the basis of the claim for indemnification) to the applicable Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of a Purchaser shall not be greater in amount than the portion of the Purchase Price set forth next to such Purchaser’s name on Annex A. No Company Indemnified Party shall be entitled to recover special, indirect, exemplary, speculative or punitive damages under this Section 9.2; provided, however, that such limitation shall not prevent any Company Indemnified Party from recovering under this Section 9.2 for any such damages to the extent that such damages are direct damages in the form of diminution in value or payable to a third party in connection with any Third-Party Claims.

9.3    Indemnification for Certain Fees.

(a)    The Company agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Shares or the consummation of the transactions contemplated by this Agreement and the Certificate of Designations.

(b)    Each Purchaser agrees, severally and not jointly, that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Shares or the consummation of the transactions contemplated by this Agreement and the Certificate of Designations.

9.4    Indemnification Procedure. Promptly after any Company Indemnified Party or Purchaser Indemnified Party, as the case may be (the “Indemnified Party”), has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the

Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, (i) the Indemnifying Party shall not settle any indemnified Third-Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party and (ii) the Indemnified Party shall not settle any indemnified Third-Party Claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). The remedies provided for in this Section 9 are cumulative and are not exclusive of any remedies that may be available to a party at Law or in equity or otherwise.

9.5    Sole and Exclusive Remedy. Except as provided in Sections 5.6(d) and 11.6, after the Closing, this Section 9 will provide the exclusive remedy against the Company or any Purchaser, as applicable, for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement and/or the transactions contemplated hereby.

10.    Termination.

10.1    Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated: (a) at any time before the Closing by either the Company, on the one hand, or the W Purchaser, on the other hand, if any of the conditions to Closing to which such party is entitled to the benefit of shall have become permanently incapable of fulfillment and shall not have been waived in writing (to the extent permitted by applicable Law); or (b) at any time after the date that is 90 days after the date of this Agreement by either the Company, on the one hand, or the W Purchaser, on the other hand, if the Closing shall not have occurred on or before such date; provided, however, that the right to terminate this Agreement pursuant to the preceding clause (a) or clause (b) shall not be available to a party if the inability to satisfy any of the conditions to Closing was due primarily to the failure of such party to perform any of its obligations under this Agreement.

10.2    Effect of Termination. In the event of any termination pursuant to Section 10.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchasers, or their respective Affiliates or Representatives, with respect to this Agreement, except (a) for the terms of this Section 10.2 and Section 11, which shall survive the termination of this Agreement, and (b) that nothing in this Section 10 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant thereof. As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.

11.    Miscellaneous Provisions.

11.1    Survival. The representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2 and 4.3 shall survive the execution and delivery of this Agreement and the Closing indefinitely and the other representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 12 months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchasers. The covenants made in this Agreement and the Certificate of Designations shall survive the Closing indefinitely until fully performed in accordance with their terms and remain operative and in full force and effect in accordance with their terms regardless of acceptance of any of the Shares and payment therefor and repayment, conversion or repurchase thereof.

11.2    Interpretation. The term “or” when used in this Agreement is not exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and the Certificate of Designations and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.3    Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (c) on the date of delivery if delivered personally or via e-mail, in each case to the intended recipient as set forth below:

(a)    if to the Company, addressed as follows:

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, Oklahoma 74136-4231

Attention: General Counsel

E-mail: slindberg@semgroupcorp.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue

Suite 1100

Dallas, TX 75201

Attention:    Robert B. Little

E-mail:        RLittle@gibsondunn.com

(b)    if to the W Purchaser, to:

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Attention:    General Counsel

E-mail:        notices@warburgpincus.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, TX 77002

Attention:    Adam Larson

E-mail:        adam.larson@kirkland.com

(c)    if to the C Purchaser, to:

c/o CIBC Atlantic Trust

100 Saint Paul St.

Denver, CO 80206

Attention:    Adam Karpf

E-mail:        AKarpf@cibcatlantictrust.com

(d)    if to the T Purchaser, to:

c/o Tortoise Capital Advisors, L.L.C.

11550 Ash Street, Suite 300

Leawood, KS 66211

Attention:    Stephen Pang

E-mail:        SPang@tortoiseadvisors.com

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 11.3.

11.4    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.5    Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a)    This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and enforced and construed in accordance with the Laws of the State of Delaware (including its statute of limitations), regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)    Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement shall be instituted in the Court of Chancery of the State of Delaware (provided, that if jurisdiction is not then available in such court, then any such legal suit, action or proceeding shall be brought in any federal court located in the State of Delaware or in any other Delaware state court) (any of the foregoing Delaware courts, a “Delaware Court”); (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and (iii) submits to the non-exclusive jurisdiction of a Delaware Court in any such suit, action or proceeding.

(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

11.6    Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.7    Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

11.8    Fees; Expenses.

(a)    Except as set forth in Section 5.6(l), all fees and expenses incurred in connection with this Agreement and the Certificate of Designations and the transactions contemplated hereby and thereby shall be paid by the party incurring them, whether or not the transactions contemplated hereby and thereby are consummated; provided, that if the Closing occurs, the Company shall reimburse the W Purchaser at Closing for the reasonable fees and expenses of its counsel, Kirkland & Ellis LLP, in an amount not to exceed $50,000. For the avoidance of doubt, except as set forth in Section 5.6(l) and this Section 11.8, the Company shall not be responsible for reimbursement of any Purchaser’s expenses, nor shall the Company pay or reimburse any management, monitoring or similar fees incurred by or on behalf of any Purchaser.

(b)    The Company shall pay any and all documentary, stamp or similar issue or transfer Tax payable in connection with this Agreement, the issuance of the Shares at the Closing and any issuance of the Conversion Shares, except that the Company may require the converting holder of Shares to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer Tax payable in connection therewith as a result of the name of the holder of the Conversion Shares issued upon such exchange or registration of transfer being different from the name of the converting holder of the Shares surrendered.

11.9    Assignment. Except as provided in Section 2.1(b), (i) no Purchaser may assign its rights or obligations under this Agreement without the prior written consent of the Company and (ii) the Company may not assign its rights or obligations under this Agreement without the prior written consent of the W Purchaser; provided, however, that the W Purchaser may assign its registration rights set forth in Section 5.6 with respect to Registrable Securities without the prior written consent of the Company; provided further, that (a) unless any such assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, the W Purchaser, the amount of Registrable Securities assigned to such assignee shall represent at least $50 million in aggregate principal amount or market value of Registrable Securities, or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, (b) the Company is given written notice prior to any such assignment, stating the name and address of each such assignee and identifying the securities with respect to which such registration rights are being assigned and (c) each such assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment other than in compliance with the terms hereof shall be void ab initio.

11.10    No Third Party Beneficiaries. Except for Section 5.6 and Section 9 (with respect to which all indemnified parties thereunder shall be third party beneficiaries), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

11.11    Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

11.12    Entire Agreement; Amendments. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and each Purchaser.

11.13    No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, equityholder, managing member, member, general partner, limited partner, principal or other agent of any Purchaser or the Company shall have any liability for any obligations of the Purchasers or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of each Purchaser or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release is a material inducement to each party’s entry into this Agreement.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

SEMGROUP CORPORATION

By:	/s/ Robert N. Fitzgerald
	Name:	Robert N. Fitzgerald
	Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

W PURCHASER:

WP SEMGROUP HOLDINGS, L.P.

By:	Warburg Pincus Private Equity XII, L.P., its general partner

By:	Warburg Pincus XII, L.P., its general partner

By:	WP Global LLC, its general partner

By:	Warburg Pincus Partners II, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ John K. Rowan
	Name:	John Rowan
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

C PURCHASER:

ATLAS POINT ENERGY INFRASTRUCTURE FUND, LLC

By:	/s/ Chris Linder
Name: Chris Linder
Title: Sr. Vice President

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

T PURCHASER:

TORTOISE DIRECT OPPORTUNITIES FUND, LP

By: TORTOISE DIRECT OPPORTUNITIES GP LLC, its General Partner

By:	/s/ Kyle Krueger
	Name:	Kyle Krueger
	Title:	Director

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By: TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser

By:	/s/ Brian Kessens
	Name:	Brian Kessens
	Title:	Managing Director

TORTOISE MLP FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser

By:	/s/ Brian Kessens
	Name:	Brian Kessens
	Title:	Managing Director

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser

By:	Brian Kessens
	Name:	Brian Kessens
	Title:	Managing Director

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

TORTOISE PIPELINE & ENERGY FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser

By:	/s/ Brian Kessens
	Name:	Brian Kessens
	Title:	Managing Director

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule A

Significant Subsidiaries

SemDevelopment, L.L.C.

SemCrude Pipeline, L.L.C.

Rose Rock Midstream Operating, LLC

Rose Rock Midstream Crude, L.P.

Rose Rock Midstream Field Services, LLC

SemCAMS ULC

SemGas, L.P.

SemMaterials Mexico S. de R.L. de C.V.

HFOTCO LLC

Buffalo Gulf Coast Terminals LLC

Buffalo Parent Gulf Coast Terminals LLC

Beachhead I LLC

Beachhead Holdings LLC

Schedule 3.3(b)

Liens

Guaranty, Pledge And Security Agreement, dated as of July 17, 2017, by and among Buffalo Investor I, L.P., a Delaware limited partnership, Buffalo Investor II, L.P., a Delaware limited partnership, Beachhead Holdings LLC, a Delaware limited liability company, Beachhead I LLC, a Delaware limited liability company, Beachhead II LLC, a Delaware limited liability company and Buffalo Parent Gulf Coast Terminals, LLC, a Delaware limited liability company.

Amended and Restated Credit Agreement, dated as of September 30, 2016, by and among SemGroup Corporation, as borrower, the lenders party thereto from time to time, the arrangers and agents party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

Indenture, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as supplemented by that First Supplemental Indenture dated as of April 7, 2015 and that Second Supplemental Indenture dated as of September 30, 2016.

Indenture, dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as supplemented by that First Supplemental Indenture, dated as of September 30, 2016 (as otherwise modified or supplemented prior to the date hereof).

Indenture, dated as of March 15, 2017, by and among SemGroup Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

Indenture, dated as of September 20, 2017, by and among SemGroup Corporation, the guarantors party thereto, and Wilmington Trust, National Association, as trustee.

Membership Interest Purchase Agreement with Ergon Asfaltos Mexico HC, LLC, a Mississippi limited liability company, Ergon Mexico HC, LLC, a Mississippi limited liability company, and Ergon Asphalt & Emulsions, Inc., a Mississippi corporation, SemMaterials, L.P. and SemMexico, L.L.C.

Amended and Restated Guarantee and Collateral Agreement, dated as of September 30, 2016 among SemGroup Corporation, a corporation organized under the laws of Delaware, each subsidiary guarantor, and Wells Fargo Bank, National Association, as collateral agent.

Exhibit A

Form of Certificate of Designations

[see attached]

Annex A

Purchaser	Shares	Purchase Price
WP SemGroup Holdings, L.P.	300,000	$300,000,000
Atlas Point Energy Infrastructure Fund, LLC	25,000	$25,000,000
Tortoise Direct Opportunities Fund, LP	9,963	$9,963,000
Tortoise Energy Infrastructure Corporation	6,277	$6,277,000
Tortoise MLP Fund, Inc.	3,763	$3,763,000
Tortoise Power and Energy Infrastructure Fund, Inc.	2,120	$2,120,000
Tortoise Pipeline & Energy Fund, Inc.	2,877	$2,877,000

Total:	350,000	$350,000,000

ANNEX B

FORM OF OBSERVER CONFIDENTIALITY AGREEMENT

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, Oklahoma 74136-4231

Dear Ladies and Gentlemen:

Pursuant to Section 5.8(a) of the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 16, 2018, by and among SemGroup Corporation, a Delaware corporation (the “Company”), WP SemGroup Holdings, L.P., a Delaware limited partnership (the “WP Purchaser”), Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company and the T Purchaser, the WP Purchaser has exercised its right to appoint the undersigned as an observer (the “Board Observer”) to the Board of Directors of the Company (the “Board”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Securities Purchase Agreement. The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with or otherwise have access to non-public information concerning the Company or its Affiliates. In consideration for and as a condition to the Company furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this Observer Confidentiality Agreement (this “Agreement”):

1. As used in this Agreement, subject to Paragraph 3, “Confidential Information” means any and all non-public financial or other non-public information, whether or not reduced to writing, concerning the Company or any of its Affiliates that may hereafter be disclosed to the Board Observer in such capacity by the Company or any of its Affiliates or any of its or their Representatives, including all notices, minutes, consents, materials, ideas or other information (in each case, to the extent constituting information concerning the Company or its Affiliates that is non-public financial or other non-public information) provided to the Board Observer, together with all information to the extent discerned from or based on any of the foregoing which may be prepared or created by the Board Observer or any WP Purchaser Group Member (as defined below).

2. Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the Board Observer shall keep the Confidential Information strictly confidential, and shall use the Confidential Information only for the purposes of monitoring, reviewing and analyzing the investment by the WP Purchaser in the Company and otherwise for the evaluation and management of the business, operations and affairs of the Company and its Affiliates (collectively, the “Purposes”); provided, that the Board Observer may, upon request from the WP Purchaser, any of its Affiliates or any of their respective Representatives (including, for the sake of clarity, legal counsel, accountants and financial or other advisors) (each, a “WP Purchaser Group Member”), share Confidential Information with such WP Purchaser Group Member so long as such WP Purchaser Group Member agrees in writing to comply with, and be bound by, in all respects, the terms of this Agreement or is otherwise bound by an obligation to keep such Confidential Information confidential that is equally or more restrictive than the terms of this Agreement. For the avoidance of doubt, any WP Purchaser Group Member receiving Confidential Information from the Board Observer pursuant to the foregoing sentence may further provide such Confidential Information to any other WP Purchaser Group Member, so long as such other WP Purchaser Group Member also agrees in writing to comply with, and be bound by, in all respects, the terms of this Agreement or is otherwise bound by an obligation to keep such Confidential Information confidential that is equally or more restrictive than the terms of this Agreement. For purposes of this Agreement, the term “Permitted Recipient” means any WP Purchaser Group Member receiving Confidential Information from the Board Observer or from any other WP Purchaser Group Member, in each case in compliance with the terms of this Paragraph 2. The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3. The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Board Observer or any Permitted Recipient, in either case in violation of this Agreement; (ii) is or becomes available to the Board Observer or any Permitted Recipient on a non-confidential basis from a source not known by the Board Observer or such Permitted Recipient to have a contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information; (iii) is independently developed by the Board Observer or any Permitted Recipient without reference to any Confidential Information; (iv) is already in the possession of, or known by, the Board Observer or any Permitted Recipient prior to the date of disclosure under this Agreement; or (v) relates to the mere occurrence of a meeting or the Board Observer’s attendance at such meeting.

4. In the event that the Board Observer or any Permitted Recipient is legally compelled or receives a request to disclose any Confidential Information, in any such case under any applicable law, regulation, order or legal, judicial or administrative process, including but not limited to an audit or examination by a regulatory authority or self-regulatory organization (including by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), the Board Observer or Permitted Recipient, as applicable, shall, to the extent legally permissible, use reasonable best efforts to provide the Company with prompt written notice of such requirement so that the Company may seek, at its sole expense and cost, a protective order. If, in the absence of a protective order, the Board Observer or Permitted Recipient, as applicable, is nonetheless, upon the advice of counsel, compelled to disclose Confidential Information, the Board Observer or Permitted Recipient, as applicable, may, without liability hereunder, disclose only the portion of the Confidential Information that such counsel advises such Person is so compelled to be disclosed. Notwithstanding anything to the contrary in this Agreement, the Confidential Information may be disclosed by the Board Observer or any Permitted Recipient, without notice to the Company, to the applicable regulatory authorities or self-regulatory organizations having supervisory jurisdiction over such Person during the course of any regulatory audit or examination.

5. All Confidential Information is and will remain the property of the Company. Upon the reasonable request of the Company, the Board Observer and any Permitted Recipients will promptly destroy all Confidential Information (and all copies thereof) in their possession, including any materials prepared by the Board Observer or the Permitted Recipients to the extent containing, based upon or reflecting Confidential Information, and the Board Observer and any Permitted Recipients shall acknowledge in writing that such destruction has occurred. Notwithstanding the foregoing sentence, the Board Observer and the Permitted Recipients (i) may retain copies of the Confidential Information in accordance with generally applicable policies and procedures implemented by such Persons in order to comply with applicable law, regulation, professional standards or document retention policies, (ii) will not be required to destroy electronic versions of the Confidential Information to the extent such destruction is not reasonably practical and (iii) will not be required to destroy presentation material based on Confidential Information presented by any such Person to its investment committee or similar management body in connection with the Purposes.

6. It is understood and acknowledged that neither the Company nor any of its Affiliates nor any of its or their Representatives makes any representation or warranty, express or implied, written or oral, as to the accuracy or completeness of the Confidential Information or any component thereof. It is agreed that neither the Company nor any of its Affiliates nor any of its or their Representatives shall have any liability to the Board Observer or to any Permitted Recipients relating to or resulting from the use of the Confidential Information, except as may be set forth in the Securities Purchase Agreement or any other definitive agreement between the Company or its Affiliates, on the one hand, and the Board Observer or any Permitted Recipient, on the other hand and without limiting any representations and warranties set forth in the Securities Purchase Agreement or any other definitive agreement.

7. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer or any Permitted Recipient and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach in addition to the remedies available to the Company at law. Notwithstanding the foregoing sentence, no party to this Agreement shall be liable for any punitive, indirect, or exemplary damages for any claim or controversy arising from or related to this Agreement.

8. This Agreement is personal to the Board Observer and to any Permitted Recipient, is not assignable by the Board Observer or by any Permitted Recipient, and may be modified or waived only in a writing signed by each of the Board Observer and the Company (or, in the case of a Permitted Recipient, in a writing signed by each of the Permitted Recipient and the Company). This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9. This Agreement, together with Section 5.8 of the Securities Purchase Agreement, constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and supersedes all negotiations and agreements, oral or written, made prior to the execution hereof.

10. If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and enforced and construed in accordance with the Laws of the State of Delaware (including its statute of limitations), regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement shall be instituted in the Court of Chancery of the State of Delaware (provided, that if jurisdiction is not then available in such court, then any such legal suit, action or proceeding shall be brought in any federal court located in the State of Delaware or in any other Delaware state court) (any of the foregoing Delaware courts, a “Delaware Court”); (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and (iii) submits to the non-exclusive jurisdiction of a Delaware Court in any such suit, action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

12. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

13. Notwithstanding the termination of service of the Board Observer, the obligations of the Board Observer and any Permitted Recipients contained herein, including those contained in Paragraphs 2 and 4, shall survive for a period of one year from the date of termination of service of the Board Observer.

14. The Company and its Affiliates acknowledge that the Board Observer and WP Purchaser Group Members may, in the ordinary course of its or their business, evaluate other investments in industries that are the same as or similar to the ones that the Company and its Affiliates participate in. The Company and its Affiliates understand that the Board Observer and the WP Purchaser Group Members may retain certain mental impressions (i.e. impressions not written or otherwise reduced to a record) of the Confidential Information. Accordingly, the Company and its Affiliates agree that nothing herein shall prohibit the Board Observer, the WP Purchaser or any WP Purchaser Group Member from pursuing such investments, even if doing so involves the use of such mental impressions. For the avoidance of doubt, use of a mental impression shall not constitute use of the Confidential Information in breach of this Agreement.

15. Notwithstanding anything to the contrary provided elsewhere in this Agreement, none of the provisions of this Agreement shall in any way limit the activities of any of Warburg Pincus LLC or its Affiliates or portfolio companies in their businesses distinct from the business of WP Purchaser; provided, with respect to any such Person, that the Confidential Information is not made available to Representatives of such Person. Should any Confidential Information be made available to a Representative of Warburg Pincus LLC or its Affiliates or portfolio companies, such Representative shall be bound by this Agreement in accordance with its terms. Should the Confidential Information be made available to an individual at an Affiliate of Warburg Pincus LLC or one of its portfolio companies who is otherwise not involved in the business of WP Purchaser solely for the purpose of conflict resolution procedures and determining the proper allocation of investment opportunities then such individual shall be bound by the confidentiality and use provisions of this Agreement; provided, however, that receipt of Confidential Information by such individual shall not be imputed to the business unit or employer of such individual.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

[Board Observer]

Agreed to and Accepted, effective as of

                    , 20     :

SemGroup Corporation

Name:
Title:

[Signature Page—Observer Confidentiality Agreement]